SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 16, 2001

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                                   THCG, INC.
             (Exact name of registrant as specified in its charter)




           Delaware                       0-26072                 87-0415597
(State or Other Jurisdiction of   (Commission File Number)     (I.R.S. Employer
Incorporation or Organization)                               Identification No.)





    512 Seventh Avenue, 17th Floor
          New York, New York                                        10018
    (Address of Principal Executive                              (Zip Code)
               Offices)




      Registrant's telephone number, including area code: (212) 223-0440





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Item 2.           Acquisition or Disposition of Assets

Disposition of Assets to the Liquidating Trust

      On July 16, 2001, the record date (the "Record Date") for establishing the liquidating trust (the "Trust") previously announced by THCG, Inc. ("THCG"), the liquidating trust agreement ("Trust Agreement") by and among THCG, as grantor, and Joseph D. Mark and Adi Raviv, executive officers and directors of THCG, as trustees, was entered into and the Trust was thereby established and simultaneously, THCG transferred the Transferred Assets (as defined in the Trust Agreement) to the Trust. As of the Record Date, the total amount of the Transferred Assets was estimated to be approximately $3.9 million, including $0.8 million of cash, approximately $2.7 million of nonmarketable securities and approximately $1.7 million of liabilities (not including contingent liabilities).




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Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a)   Financial Statements

            Pro forma financial statements will be filed within 75 days of the date of this report.

      (b)   Exhibits

            Exhibit No. Description

            10.2 Liquidating Trust Agreement by and among the Registrant and Joseph Mark and Adi Raviv, as trustees, dated as of July 16, 2001.

            10.3 Promissory Note in the principal amount of $1,500,000 payable to the order of Castle Creek Technology Partners LLC, dated July 6, 2001.



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 14, 2001


                                    THCG, INC.

                                    By:         /s/ Adi Raviv
                                               -------------------------
                                    Name:       Adi Raviv
                                    Title:      Chief Financial Officer